UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a party other than the Registrant		☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Auddia Inc.

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

Auddia Inc.

1680 38th Street, Suite 130

Boulder, Colorado 80301

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on May 8, 2026

Dear Stockholder:

We are pleased to invite you to attend the special meeting of stockholders (the “Special Meeting”) of Auddia Inc., which will be held on May 8, 2026 at 9:30 a.m. Mountain Time. The Special Meeting will be held at the offices of Auddia Inc., 1680 38th Street, Stuie 130, Boulder, Colorado 80301.

Further details regarding the Special Meeting are included in the accompanying proxy statement. At the Special Meeting, the holders of our outstanding common stock and Series A preferred stock will act on the following matter:

1.	To grant discretionary authority to our board of directors to (i) amend our Certificate of Incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-two (1-for-2) to a maximum of a one-for-two hundred (1-for-200) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholder (the “RSS Proposal” or “Proposal 1”);

2.	To adopt and approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by the Company that more time is necessary or appropriate to approve the Charter Amendment Proposal and the RSS Proposal at the Special Meeting (the “Adjournment Proposal” or “Proposal 2”); and

3.	To transact such other business as may properly come before the Special Meeting.

Stockholders also will transact any other business that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

Our board of directors has fixed March 27, 2026 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and at any adjournment or postponement of the meeting.

You can find more information on each of the matters to be voted on at the Special Meeting in the accompanying proxy statement. The board of directors recommends a vote “FOR” the RSS Proposal and the Adjournment Proposal.

This Proxy Statement is available at www.auddia.com.

Your vote is important. Whether or not you are able to attend the Special Meeting in person, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Special Meeting in person, by submitting your proxy via the Internet at the address listed on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

April 1, 2026	/s/ Jeffrey Thramann
Jeffrey Thramann
Chief Executive Officer

Auddia Inc.

1680 38th Street, Suite 130

Boulder, Colorado 80301

PROXY STATEMENT FOR THE

SPECIAL MEETING OF STOCKHOLDERS

To be held on May 8, 2026

The board of directors of Auddia Inc. is soliciting your proxy to vote at the Special Meeting of Stockholders (the “Special Meeting”) to be held on May 8, 2026, at 9:30 a.m. Mountain Time. The Special Meeting will be held at the offices of Auddia Inc., 1680 38th Street, Suite 130, Boulder, Colorado 80301. Unless the context requires otherwise, references to “Auddia,” “the Company,” “we,” “our,” and “us” in this Proxy Statement refer to Auddia Inc.

This proxy statement contains information relating to the Special Meeting.

You may only attend the Special Meeting at our offices in person.

The Notice of Meeting and Proxy Statement are being mailed to our stockholders of record entitled to vote at the Special Meeting on or about April 1, 2026.

Only stockholders who owned our common stock on March 27, 2026 are entitled to vote at the Special Meeting.

In accordance with the bylaws of the Company (as they may be amended, supplemented or otherwise modified from time to time, the “Bylaws”), the Special Meeting has been called for the following purposes:

1.	To grant discretionary authority to our board of directors to (i) amend our Certificate of Incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-two (1-for-2) to a maximum of a one-for-two hundred (1-for-200) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholder (the “RSS Proposal” or “Proposal 1”);

2.	To adopt and approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by the Company that more time is necessary or appropriate to approve the Charter Amendment Proposal and the RSS Proposal at the Special Meeting (the “Adjournment Proposal” or “Proposal 2”); and

To transact such other business as may properly come before the Special Meeting.

Stockholders of record at the close of business on March 27, 2026, are entitled to notice of, and to attend and to vote at, the Special Meeting and any postponement or adjournment thereof. We intend to mail this Proxy Statement, together with a proxy card, on or about April 1, 2026, to all stockholders entitled to vote at the Special Meeting.

AUDDIA INC.

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QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By completing, signing and returning the accompanying proxy card, you are designating John Mahoney, Chief Financial Officer, and Jeffrey Thramann, M.D., Executive Chairman, as your proxies for the Special Meeting and you are authorizing Mr. Mahoney and Dr. Thramann to vote your shares at the Special Meeting as you have instructed on the proxy card. This way, your shares will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Special Meeting.

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the U.S. Securities and Exchange Commission, or “SEC,” to give you when we ask you to sign a proxy card designating Mr. Mahoney and Dr. Thramann as proxies to vote on your behalf.

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the Special Meeting and any adjournment and postponement thereof. This proxy statement summarizes information related to your vote at the Special Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Special Meeting at the Company’s offices in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the proxy card or vote over the Internet, by phone, or by fax.

On or about April 1, 2026, we intend to begin mailing to each stockholder of record entitled to vote at the Special Meeting the Notice of Meeting and Proxy Statement. Only stockholders who owned our common stock on March 27, 2026 are entitled to vote at the Special Meeting.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign, and return each proxy card to ensure that all of your shares are voted.

How do I attend the Special Meeting?

The Special Meeting will be held on May 8, 2026, at 9:30 a.m. Mountain Time. The Special Meeting will be held at the offices of Auddia Inc., 1680 38th Street, Suite 130, Boulder, Colorado 80301. You may only attend the Special Meeting in person. Information on how to vote your shares in connection with the Special Meeting is discussed below.

Who is entitled to vote?

The board of directors has fixed the close of business on March 27, 2026 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. On the Record Date, there were 3,856,348 shares of common stock outstanding.

Each share of common stock represents one vote that may be voted on each proposal that may come before the Special Meeting.

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What is the difference between holding shares as a record holder and as a beneficial owner (holding shares in street name)?

If your shares are registered in your name with our transfer agent, VStock Transfer, LLC, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. See “How will my shares be voted if I give no specific instruction?” below for information on how shares held in street name will be voted without instructions provided.

Who may attend the Special Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Special Meeting. You may only attend the Special Meeting in person. If your shares of common stock are held in street name, you will need to provide a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

What am I voting on?

There are two matters scheduled for a vote:

1.	To grant discretionary authority to our board of directors to (i) amend our Certificate of Incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-two (1-for-2) to a maximum of a one-for-two hundred (1-for-200) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholder (the “RSS Proposal” or “Proposal 1”);

2.	To adopt and approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by the Company that more time is necessary or appropriate to approve the Charter Amendment Proposal and the RSS Proposal at the Special Meeting (the “Adjournment Proposal” or “Proposal 2”).

What if another matter is properly brought before the Special Meeting?

The board of directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the person named in the accompanying proxy to vote on those matters in accordance with their best judgment.

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How do I vote?

If you are a stockholder of record, there are several ways for you to vote your shares.

•	By Internet (before the Special Meeting). You may vote at www.vstocktransfer.com/proxy, 24 hours a day, seven days a week, by following the instructions at that site for submitting your proxy electronically. You will be required to enter the 16-digit control number provided in the Notice of Availability or the proxy card. Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time on May 7, 2026.

•	By Mail. If you requested and received a printed copy of the proxy materials, you may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope. Votes submitted through the mail must be received prior to May 8, 2026.

•	During the Special Meeting. If you are a stockholder of record as of the record date, you may vote in person by attending the Special Meeting in person. Submitting a proxy prior to the Special Meeting will not prevent stockholders from attending the Special Meeting, revoking their earlier-submitted proxy, and voting in person at the Special Meeting.

If the Special Meeting is adjourned or postponed, the deadlines above may be extended.

Stockholders of record

If you are a registered stockholder, you may vote by mail, Internet, phone, or online at the Special Meeting by following the instructions in these proxy materials. You also may submit your proxy by mail by following the instructions included with your proxy card. The deadline for submitting your proxy by Internet is 11:59 p.m. Mountain Time on May 7, 2026. Our Board’s designated proxies, Mr. Mahoney and Dr. Thramann, will vote your shares according to your instructions.

Beneficial owners of shares held in street name

If you are a street name holder, your broker or nominee firm is the legal, registered owner of the shares, and it may provide you with these proxy materials. These materials include a voting instruction card so that you can instruct your broker or nominee how to vote your shares. Please check the proxy materials and voting instruction card or contact your broker or other nominee to determine whether you will be able to deliver your voting instructions by Internet in advance of the meeting.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Special Meeting and not revoked will be voted at the Special Meeting as instructed in a proxy delivered before the Special Meeting. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

Holders of record of shares of our common stock will be entitled to one vote for each share of common stock held by them on the Record Date and have the right to vote on all matters brought before the Special Meeting.

Is my vote confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

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What constitutes a quorum?

To carry on business at the Special Meeting, we must have a quorum. A quorum is present when one-third of the voting power of the outstanding shares entitled to vote at the Special Meeting, as of the Record Date, are represented in person or by proxy.

Your shares of common stock will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by the Company are not considered outstanding or considered to be present at the Special Meeting. If there is not a quorum at the Special Meeting, either the chairperson of the Special Meeting or our stockholders entitled to vote at the Special Meeting may adjourn the Special Meeting.

How will my shares be voted if I give no specific instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“For” the approval to grant discretionary authority to our board of directors to (i) amend our Certificate of Incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-two (1-for-2) to a maximum of a one-for-two hundred (1-for-200) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholder (the “RSS Proposal” or “Proposal 1”);

2.	“For” the approval to adopt and approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by the Company that more time is necessary or appropriate to approve the Charter Amendment Proposal and the RSS Proposal at the Special Meeting (the “Adjournment Proposal” or “Proposal 2”).

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Special Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of Mr. Mahoney and Dr. Thramann, the board of directors’ designated proxies.

If your shares are held in street name, see “What is a broker non-vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count, with respect to Proposal 1 and Proposal 2, votes “For” and “Against,” abstentions and broker non-votes. Broker non-votes, if any, will not be included in the tabulation of the voting results of any of the proposals.

Under Delaware law, Proposal 1 will only be approved if the affirmative vote of a majority of the votes cast by the stockholders entitled to vote on the matter vote in favor of such action. Because of the voting standard applicable to Proposal 1, abstentions and broker non-votes will have no effect on the approval or disapproval of Proposal 1. Under our Bylaws, Proposal 2 will only be approved if the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote on the subject matter vote in favor of such action. Because of the voting standards applicable to Proposal 2, broker non-votes will have no effect on the approval or disapproval of Proposal 2. Abstentions will count as an AGAINST vote for Proposal 2.

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What is a broker non-vote?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

Our common stock is listed on the Nasdaq Capital Market. However, under current New York Stock Exchange (“NYSE”) rules and interpretations that govern broker non-votes, Proposal 1 and Proposal 2 are considered “routine” or “discretionary” matters. A broker, therefore, will be permitted to exercise its discretion to vote uninstructed shares on Proposal 1 and Proposal 2. Because NYSE rules apply to all brokers that are members of the NYSE, these NYSE rules on broker voting apply to the Special Meeting even though our common stock is listed on the Nasdaq Capital Market.

Under Delaware law, Proposal 1 will only be approved if the affirmative vote of a majority of the votes cast by the stockholders entitled to vote on the matter vote in favor of such action. Because of this voting standard applicable to Proposal 1 broker non-votes will have no effect on the approval or disapproval of Proposal 1. Under our Bylaws Proposal 2 will only be approved if the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote on the subject matter vote in favor of such action. Because of the voting standard applicable to Proposal 2 broker non-votes will have no effect on the approval or disapproval of Proposal 2.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Special Meeting.

Under Delaware law, Proposal 1 will only be approved if the affirmative vote of a majority of the votes cast by the stockholders entitled to vote on the matter vote in favor of such action. Because of this voting standard applicable to Proposal 1 abstentions will have no effect on the approval or disapproval of Proposal 1. Under our Bylaws Proposal 2 will only be approved if the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote on the subject matter vote in favor of such action. Because of the voting standard applicable to Proposal 2 abstentions will count as an AGAINST vote for Proposal 2.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Vote Required	Voting Options	Impact of “Abstain” Votes	Impact of Broker Non-Votes	Broker Discretionary Voting Allowed
Proposal 1 – Authorization of the Reverse Stock Split.	The affirmative vote of a majority of the votes cast by the stockholders entitled to vote on the matter.	“For” “Against” “Abstain”	Abstentions will have no effect on the approval or disapproval of Proposal 1.	Broker non-votes will have no effect on the approval or disapproval of Proposal 1.	Yes.
Proposal 2 – Adjournment Proposal	The affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote on the subject matter vote in favor of such action.	“For” “Against” “Abstain”	Abstentions count as an AGAINST vote for Proposal 2 – included in the denominator.	Broker non-votes will have no effect on the approval or disapproval of Proposal 2.	Yes.

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What are the voting procedures?

In voting by proxy with regard to the proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal.

You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is my proxy revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Secretary of the Company by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Auddia Inc., 1680 38th Street, Suite 130, Boulder, Colorado 80301, Attention: Secretary. Your most current proxy card or Internet proxy is the one that will be counted.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

Do I have dissenters’ rights of appraisal?

Stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to the matters to be voted upon at the Special Meeting.

How can I find out the results of the voting at the special meeting?

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

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PROPOSAL 1:

THE REVERSE STOCK SPLIT PROPOSAL

Our board of directors has approved an amendment to our Certificate of Incorporation, as amended, to combine the outstanding shares of our common stock into a lesser number of outstanding shares (a “Reverse Stock Split”). If approved by the stockholders as proposed, the board of directors would have the sole discretion to effect the Reverse Stock Split, if at all, within one (1) year of the date the proposal is approved by stockholders and to fix the specific ratio for the combination within a range of one-for-two (1-for-2) to a maximum of a one-for-two hundred (1-for-200) split. The board of directors has the discretion to abandon the amendment and not implement the Reverse Stock Split.

If approved by our stockholders, this proposal would permit (but not require) the board of directors to effect a Reverse Stock Split of the outstanding shares of our common stock within one (1) year of the date the proposal is approved by stockholders, at a specific ratio within a range of one-for-two (1-for-2) to a maximum of a one-for-two hundred (1-for-200) split, with the specific ratio to be fixed within this range by the board of directors in its sole discretion without further stockholder approval. We believe that enabling the board of directors to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders.

In fixing the ratio, the board of directors may consider, among other things, factors such as: the initial and continued listing requirements of the Nasdaq Capital Market; the number of shares of our common stock outstanding; potential financing opportunities; and prevailing general market and economic conditions.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, the board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our Certificate of Incorporation to effect the Reverse Stock Split is attached as Appendix A to this Proxy Statement. Any amendment to our Certificate of Incorporation to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by the board of directors, within the range approved by our stockholders.

Reasons for the Reverse Stock Split

Our primary reason for approving and recommending the Reverse Stock Split is to make our common stock more attractive to certain institutional investors, which would provide for a stronger investor base, and to increase the per share price and bid price of our common stock to regain compliance with the continued listing requirements of Nasdaq.

During the past several years, the Company has received notices from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) which requires companies listed on The Nasdaq Stock Market to maintain a minimum of a $1.00 bid price for continued listing.

On October 16, 2024, we received a written notice from Nasdaq indicating that we were not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing. On March 28, 2025, we legally effected a reverse stock split (the “March 2025 Reverse Stock Split”) of our Common Stock at a ratio of one-for-seventeen (1-for-17), trading for which began as of 9:30 am Eastern Time on March 31, 2025. On April 14, 2025, Nasdaq notified us that we were in compliance with the $1.00 minimum bid price requirement.

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At the Company’s special stockholders’ meeting on May 2, 2025, the Company’s stockholders approved a proposal to grant discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-five hundred (1-for-500) split, with the exact ratio to be determined by our board of directors in its sole discretion, if at all, within one year of the date the proposal was approved by stockholders.

The Company’s common stock is currently trading below the $1 bid price level. The Company expects, therefore, to implement (in March or April 2026) the reverse split proposal approved by stockholders in May 2025.

The Company, therefore, is seeking approval of this further Reverse Stock Split proposal in order to assist with the Company’s compliance with Nasdaq listing rules in the event that the Company’s bid price would fall below $1 at some point in the future beyond March or April 2026.

Reducing the number of outstanding shares of common stock should, absent other factors, generally increase the per share market price of the common stock. Although the intent of the Reverse Stock Split is to increase the price of the common stock, there can be no assurance, however, that even if the Reverse Stock Split is implemented, that the bid price of the our common stock will be sufficient, over time, for the Company to regain or maintain compliance with the Nasdaq minimum bid price requirement.

In addition, the Company believes the Reverse Stock Split will make its common stock more attractive to a broader range of investors, as it believes that the current market price of the common stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. The Company believes that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which in turn would enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if implemented, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that as a result of the Reverse Stock Split we will be able to meet or maintain a bid price over the minimum bid price requirement of Nasdaq or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

In evaluating whether to seek stockholder approval for the Reverse Stock Split, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Even if our stockholders approve the Reverse Stock Split, our Board reserves the right not to effect the Reverse Stock Split if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect such Reverse Stock Split.

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Potential Effects of the Proposed Amendment

If our stockholders approve the Reverse Stock Split and the board of directors effects it, the number of shares of common stock issued and outstanding will be reduced, depending upon the ratio determined by the board of directors. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split will not change the terms of the common stock. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock will remain fully paid and non-assessable.

Under our charter, the Company currently is authorized to issue 100,000,000 shares of common. The Company currently has approximately 500,000 common shares outstanding (after giving effect to the recent 1-for-7.7 reverse stock split in April 2026). The Reverse Stock Split (if implemented) would have no effect on the number of common shares that we are authorized to issue under our charter. By reducing the number of common shares outstanding without reducing the number of available but unissued common stock, the Reverse Stock Split will increase the number of authorized but unissued shares. The amount of this increase will vary depending on which final Reverse Stock Split ratio is selected by the Board immediately prior the implementation of the Reverse Stock Split.

The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the Board an effective increase in the authorized shares available for issuance, in its discretion.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Registered “Book-Entry” Holders of Common Stock

Our registered holders of common stock hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split common stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-Reverse Stock Split common stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for appropriate number of shares of post-Reverse Stock Split common stock. If an Old Certificate has a restrictive legend on its reverse side, a new certificate will be issued with the same restrictive legend on its reverse side.

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STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In any event, cash will not be paid for fractional shares.

Effect of the Reverse Stock Split on Outstanding Stock Options and Warrants

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

Accounting Matters

The proposed amendment to our Certificate of Incorporation will not affect the par value of our common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated for prior periods to conform to the post-Reverse Stock Split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that is either:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

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This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our ordinary shares for a lesser number of ordinary shares, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of ordinary shares received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the ordinary shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in this proposal.

Required Vote of Stockholders

Under Delaware law, approval and adoption of this Proposal 1 requires the affirmative vote of at least a majority of votes actually cast at the meeting. Proposal 1 is generally considered to be a “routine” matter which means that banks, brokers or other nominees will have discretionary authority to vote on this matter. Accordingly, no “broker non-votes” are expected on Proposal 1. Abstentions and “broker non-votes”, if any, will not be counted as votes cast and will not affect the outcome of the vote on Proposal 1.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE RSS PROPOSAL.

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PROPOSAL 2

ADJOURNMENT PROPOSAL

Holders of Company common stock are being asked to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of granting discretionary authority to the Board of Directors to adjourn the Special Meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve this proposal, the Board of Directors could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted.

This Adjournment Proposal will be presented to stockholders at the Special Meeting to seek their approval of an adjournment to another time or place, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the RSS Proposal or to constitute a quorum.

If, at the Special Meeting, the number of shares present or represented and voting to approve the presented Proposals is not sufficient to approve the RSS Proposal, or if a quorum is not present, the Board of Directors currently intends to move to adjourn the Special Meeting to enable the Board of Directors to solicit additional proxies for the approval of the RSS Proposal.

Required Vote of Stockholders

The approval of Proposal 2 requires that holders of a majority of the shares present in person or by proxy at the Special Meeting and entitled to vote thereon vote “FOR” Proposal 2. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” the Adjournment Proposal. Proposal 2 is generally considered to be a “routine” matter which means that banks, brokers or other nominees will have discretionary authority to vote on this matter. Accordingly, no “broker non-votes” are expected on Proposal 2. “Broker non-votes”, if any, will not affect the outcome of the vote on Proposal 2.

Recommendation of our Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 27, 2026 by (i) each person who beneficially owned more than 5% of our outstanding shares of common stock, (ii) each director, (iii) each Named Executive Officer and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, the address of each executive officer and director is c/o listed below is c/o Auddia Inc., 1680 38th Street, Suite 130, Boulder, Colorado 80301.

The number of shares of common stock “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of shares of our common stock includes (1) any shares as to which the person or entity has sole or shared voting power or investment power, and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after March 27, 2026.

The calculations set forth below are based upon 3,856,348 shares of common stock outstanding at March 27, 2026. Unless otherwise indicated below, and subject to community property laws where applicable, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock.

	Number of Shares	Percentage of Shares
Name of Beneficial Owner	Beneficially Owned(1)	Beneficially Owned
5% Stockholders:
None

Executive Officers and Directors:
Jeffrey Thramann (2)	55,552	1.4%
John E. Mahoney (3)	8,867	*
Joshua Sroge (4)	–	–
Emmanuel de Boucaud (5)	–	–
Nick Balletta (6)	–	–
All directors and executive officers as a group (5 persons)	64,419	1.6%

*	Represents beneficial ownership of less than 1%
(1)	Share data in this table has not been adjusted to reflect the Company’s recent 1-for-7.7 reverse stock split which became market effective on April 1, 2026.
(2)	Dr. Thramann is also the director of the Company. Includes (i) 2,356 shares of common stock, (ii) 53,196 shares of common stock underlying stock options exercisable within 60 days of the date of this table.
(3)	Includes 8,867 shares of common stock underlying stock options exercisable within 60 days of the date of this table.

(4)	Excludes 21,455 shares of common stock underlying stock options that are not exercisable within 60 days of the date of this table.
(5)	Excludes 21,455 shares of common stock underlying stock options that are not exercisable within 60 days of the date of this table.
(6)	Excludes 21,455 shares of common stock underlying stock options that are not exercisable within 60 days of the date of this table.

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OTHER MATTERS

The board of directors knows of no other business, which will be presented to the Special Meeting. If any other business is properly brought before the Special Meeting, proxies will be voted in accordance with the judgment of the persons voting the proxies. The proxies also have discretionary authority to vote to adjourn the Special Meeting, including for the purpose of soliciting votes in accordance with our board of director’s recommendations.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

If you do not plan to attend the Special Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Special Meeting in person, at your request, we will cancel your previously submitted proxy.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and other Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a proxy statement or other Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the notice and, if applicable, other proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a stockholder at a shared address to which a single copy of the proxy materials was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of our proxy materials either now or in the future, please contact us at 1680 38th Street, Suite 130, Boulder, Colorado 80301, Attn: Secretary. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of our proxy materials either now or in the future, please contact your brokerage firm or bank.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jeffrey Thramann

Jeffrey Thramann

Chief Executive Officer

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APPENDIX A

CERTIFICATE OF AMENDMENT

to the

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

of

AUDDIA INC.

AUDDIA INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Auddia Inc. The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on February 16, 2021, as amended by the Certificate of Amendment to the Certificate of Incorporation, dated February 23, 2024 (the “Certificate of Incorporation”).

SECOND: ARTICLE IV of the Corporation’s Certificate of Incorporation shall be amended by inserting Subsection “G.” at the end of such section which shall read as follows:

G. Reverse Stock Split. This Certificate of Amendment shall become effective as of 5:00 p.m. (Eastern Time) on [●], 20__ (the "Effective Time"). As of the Effective Time of this Certificate of Amendment, pursuant to the Section 242 of the General Corporation Law of the State of Delaware, each [●] ([ ● ]) shares of the Corporation's Common Stock, issued and outstanding immediately prior to the Effective Time (the "Prior Common Stock'') shall automatically without further action on the part of the Corporation or any holder of Prior Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of common stock, par value of $0.001 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below (the "Reverse Stock Split"). The conversion of the Prior Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Prior Common Stock shall represent the number of shares of New Common Stock into which such Prior Common Stock shall have been converted pursuant to this Certificate of Amendment. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the Reverse Stock Split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such Reverse Stock Split.

THIRD: This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

FIFTH: This Certificate of Amendment and the amendment to the Certificate of Incorporation effected hereby shall be effective immediately upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the _________ day of _________, 20__.

AUDDIA INC.

By:________________

Name:

Title:

16

PROXY CARD
VOTE ON INTERNET
Go to http://www.vstocktransfer.com/proxy

Click on Proxy Voter Login and log-on using
the below control number. Voting will be open
until 11:59 p.m. Mountain Time on May 7, 2026.

CONTROL #
* SPECIMEN *	VOTE IN PERSON

1 MAIN STREET	If you would like to vote in person, please attend the
ANYWHERE PA 99999-9999	Special Meeting on May 8, 2026, at 9:30 a.m.
Mountain Time at the offices of Auddia Inc.,
1680 38th Street, Suite 130, Boulder, Colorado 80301.

Special Meeting of Stockholders Proxy Card - Auddia Inc.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE LISTED PROPOSAL.

1.	Proposal to grant discretionary authority to our board of directors to amend our Certificate of Incorporation to effect the reverse stock split.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	Proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Date	Signature	Signature, if held jointly

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

To change the address on your account, please check the box at right and indicate your new address.

* SPECIMEN *	AC:ACCT9999	90.00

AUDDIA INC.

Special Meeting of Stockholders

May 8, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, John Mahoney and Jeffrey Thramann, as proxies with full power of substitution, to represent and to vote all the shares of common stock of Auddia Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Special Meeting of Stockholders to be held on May 8, 2026 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED BY THE PROXY HOLDERS FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE AND IN THEIR DISCRETION ON ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED AT THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE BE SURE TO SIGN REVERSE SIDE OR PROXY WILL NOT BE VALID

TEST ISSUE REF 1999